Exhibit 99.1
NEWS RELEASE
Contact:
Keith Yee
Chief Financial Officer
408-327-8000
keith@tvia.com

Deborah Stapleton
Stapleton Communications, Inc.
650-470-0200
deb@stapleton.com
FOR IMMEDIATE RELEASE
TVIA ANNOUNCES AUDIT COMMITTEE REVIEW OF ACCOUNTING MATTERS
SANTA CLARA, CALIFORNIA — Jan. 30, 2007 — Tvia, Inc. (Nasdaq CM: TVIA), announced today that the audit committee of its board of directors has commenced a review of the Company’s financial results for the 2006 and 2007 fiscal years and the quarterly periods therein with respect to issues related to collectibility of accounts receivable, the value of inventory held by customers and the timing of recorded sales. Pending the completion of its review, the audit committee of the board of directors, with the concurrence of the Company’s independent registered public accounting firm, BDO Seidman, LLP, concluded on January 29, 2007 that the financial statements and all earnings press releases and similar communications issued by the Company relating to those periods referred to above should not be relied upon.
The Company previously restated on November 22, 2006 its historical financial statements for the fiscal year ended March 31, 2006 and for the quarters ended December 31, 2005 and June 2006 to defer approximately $6.4 million of revenue originally recognized on delivery to certain customers. The November 22, 2006 restatement arose from the Company’s inability to timely collect or enforce payment terms on sales to certain of its customers in Asia and a determination by the Company that sales to these customers should have been recognized on sell-through to end users, as evidenced by cash collection. In January 2007, the Company was provided with new evidence with respect to undisclosed side arrangements affecting the payment terms and obligations with certain of its customers. The new review is part of an independent investigation by Tvia’s audit committee to determine the nature and extent of these side arrangements, identify the responsible parties, and determine the appropriate actions, including whether an additional restatement of the financial statements for the above periods is required. The Company believes that the majority of the revenues that are potentially affected by side arrangements were deferred in the November 22, 2006 restatement, however additional reversals of revenue could be required. In addition, the independent investigation will assess whether amounts reflected as deferred revenue and the related customer receivables should be reversed based on the nature of the customer arrangements, however any resulting adjustment is not expected to have any affect on the Company’s historical profit and loss statements. As a result of these issues and continuing weakness in the marketplace for the Company’s products, TVIA believes that additional material inventory loss reserves may be necessary for the quarter ended December 31, 2006. The Company is also assessing whether additional inventory reserves should have been recorded in prior periods.
ABOUT TVIA
Tvia, Inc. is a fabless semiconductor company which designs and develops an extensive line of flexible, high-quality digital display processors for digital LCD, PDP, HD, SD, and progressive-scan TVs, as well as other broadcast and consumer display products. Tvia owns and operates a leading independent TV design center providing manufacturers with proven TV system designs, which Tvia believes allows manufacturers to produce and manufacture the highest quality flat-panel television at a lower cost with shortened time to market. The combination of Tvia’s TrueView display processors and leading TV system designs gives Tvia’s manufacturing customers an advantage for building cost-effective, high quality display solutions. More information about Tvia is available at www.tvia.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations are intended to identify forward-looking statements. Forward-looking statements include the current scope, subject matter, nature and focus of the audit committee’s review, the potential financial statement accounts that may be impacted, the financial reporting periods that may be affected, the Company’s belief that a majority of the revenues potentially affected were previously deferred, the impact of future adjustments on historical profit and loss statements and the Company’s beliefs regarding additional inventory reserves and the impact and extent of those reserves. These statements speak only of the date hereof and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the nature of information discovered as a result of the review, the outcome of the audit committee’s review, actions that may be taken or required as a result of the review, including the need to restate prior financial results, and the conclusions reached by Tvia’s management, audit committee, board and independent accountants based on the results of that review. For other factors that could cause Tvia’s results to vary, please see the section entitled “Risk Factors” in Tvia’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and other factors detailed from time to time in Tvia’s filings with the Securities and Exchange Commission. Tvia undertakes no obligation to revise or update publicly any forward-looking statements.